UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

MANPOWERGROUP INC.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

At our 2014 Annual Meeting, the shareholders of the Company approved an amendment to the 2011 Equity Incentive Plan of ManpowerGroup Inc. (the “Plan”), which increases the maximum number of shares authorized for issuance under the Plan by 3,500,000 shares and also increases the number of “full value share awards” available for grant by 2,500,000 shares.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan attached as Appendix B-1 to the Proxy Statement on Schedule 14A filed on March 5, 2014 in connection with the 2014 Annual Meeting, which is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders

At our 2014 Annual Meeting, our shareholders voted on proposals to: (1) elect five individuals nominated by the Board of Directors of the Company to serve until 2015; (2) ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2014; (3) approve an amendment to the 2011 Equity Incentive Plan of ManpowerGroup Inc.; and (4) provide an advisory vote on the compensation of our named executive officers.    The final voting results on these proposals are as follows:

				Broker
	For	Against	Abstain	Non-Votes
1. a) Election of Cari M. Dominguez	67,128,023	1,349,300	103,031	4,135,841

b) Election of Roberto Mendoza	68,058,568	418,416	103,370	4,135,841

c) Election of Jonas Prising	68,288,002	188,733	103,619	4,135,841

d) Election of Elizabeth P. Sartain	67,132,333	1,346,070	101,951	4,135,841

e) Election of Edward J. Zore	66,471,117	2,005,287	103,950	4,135,841

2. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2014	72,246,323	368,018	101,854	0

3. Approval of amendment to the 2011 Equity Incentive Plan of ManpowerGroup Inc.	64,874,766	3,465,467	240,121	4,135,841

4. Advisory vote on the compensation of our named executive officers	65,771,746	2,624,494	184,114	4,135,841

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: April 30, 2014	By:	/s/ Richard Buchband
Richard Buchband Senior Vice President, General Counsel and Secretary